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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION
                            (AN OKLAHOMA CORPORATION)



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Corporations                                          State of Organization
-------------                                         ---------------------
The Ames Company, Inc.                                Oklahoma
Chesapeake Acquisition Corporation                    Oklahoma
Chesapeake Acquisitions, Ltd.                         Alberta, Canada
Chesapeake Canada Corporation                         Alberta, Canada
Chesapeake Energy Louisiana Corporation               Oklahoma
Chesapeake Energy Marketing, Inc.                     Oklahoma
Chesapeake Mid-Continent Corp.                        Oklahoma
Chesapeake Operating, Inc.                            Oklahoma
Chesapeake Royalty Company                            Oklahoma


Partnerships
------------
Chesapeake Exploration Limited Partnership            Oklahoma
Chesapeake Louisiana, L. P.                           Oklahoma
Chesapeake Panhandle Limited Partnership              Oklahoma
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